UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 26, 2013

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00091	43-0337683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Brentwood, St. Louis, Missouri		63105
(Address of principal executive offices)		(zip code)

(314) 863-1100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)
On March 26, 2013, the Company and Ralph P. Scozzafava, the Company's Chairman and Chief Executive Officer, entered into an Amended and Restated Executive Employment Agreement (the “Amended and Restated Employment Agreement”), which provides the continued terms and conditions of Mr. Scozzafava's employment with the Company. The Amended and Restated Employment Agreement is effective April 1, 2013, and amends and restates Mr. Scozzafava's prior Amended and Restated Executive Employment Agreement dated February 4, 2010 (the “Prior Agreement”).

The material changes in the Amended and Restated Employment Agreement are as follows:

•	Extended the term of Mr. Scozzafava's employment for an additional three years commencing April 1, 2013; and

•	Increased his annual base salary from $750,000 per year to $800,000 per year effective April 1, 2013.

All other terms and conditions of the Amended and Restated Employment Agreement are substantially the same as Mr. Scozzafava's Prior Agreement, as described in the Company's most recent Proxy Statement.

The above description is qualified in its entirety by reference to the Amended and Restated Executive Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.     Description

10.1	Amended and Restated Executive Employment Agreement dated as of March 26, 2013, by and between the Company and Ralph P. Scozzafava.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    March 28, 2013

Furniture Brands International, Inc.
(Registrant)

By:	/s/ Meredith M. Graham
Name:	Meredith M. Graham
Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.     Description

10.1	Amended and Restated Executive Employment Agreement dated as of March 26, 2013, by and between the Company and Ralph P. Scozzafava.